Term Sheet No. 165 Dated March 28, 2011
to Registration Statement Nos. 333-162193 and 333-162193-01
(To Product Supplement No. 2-III Dated April 2, 2010,
Underlying Supplement No. 2-IV,
Prospectus Supplement Dated April 2, 2010, and
Prospectus Dated April 2, 2010
Rule 433

THE ROYAL BANK OF SCOTLAND N.V. Annual Reset Coupon Securities (ARCS) Linked to the S&P 500® Index
Issuer:	The Royal Bank of Scotland N.V.	Expected Pricing Date:	April 11, 2011
Lead Agent:	RBS Securities Inc.	Expected Settlement Date:	April 14, 2011
Issue Price:	100%	Determination Date:	April 11, 20161
CUSIP:	78009KSB9	Expected Maturity Date:	April 14, 2016
ISIN:	US78009KSB97
*Expected. In the event that we make any change to the expected pricing date or settlement date, the determination date and the maturity date will be changed so that the stated term of the securities remains the same.  See also “Clearance and Settlement” on page 19 of this Term Sheet.

1Subject to certain adjustments as described in the Product Supplement No. 2-III.
Status and Guarantee:	Unsecured, unsubordinated obligations of the Issuer and fully and unconditionally guaranteed by the Issuer’s parent company, RBS Holdings N.V.
Description of Offering:	Annual Reset Coupon Securities linked to the performance of the S&P 500® Index due April 14, 2016 (the “Securities”)
Underlying Index:	The S&P 500® Index (Bloomberg ticker: SPX)
Annual Coupon:	For each Observation Period, if the Annual Index Return is 0% or positive, the Maximum Annual Index Return, if the Annual Index Return is less than 0%, the Minimum Annual Index Return.
Annual Index Return:
For each Observation Period, the Annual Index Return is the percentage change in the value of the Underlying Index, calculated as follows:
Ending Annual Value – Starting Annual Value
Starting Annual Value

Starting Annual Value:
For any Observation Period, the closing value of the Underlying Index on the applicable Observation Date on which such Observation Period begins, subject to certain adjustments as described in Product Supplement No. 2-III; provided that the Starting Annual Value for the first Observation Period will be equal to the closing value of the Underlying Index on the Pricing Date.

Ending Annual Value:
For any Observation Period, the closing value of the Underlying Index on the applicable Observation Date on which such Observation Period ends, subject to certain adjustments as described in Product Supplement No. 2-III.

Observation Dates:	April 11, 2012, April 11, 2013, April 11, 2014, April 11, 2015 and April 11, 2016, subject to postponement upon the occurrence of a Market Disruption Event.
Observation Periods:
The following annual periods: (i) from and including April 11, 2011 to and including April 11, 2012, (ii) from and including April 11, 2012 to and including April 11, 2013, and (iii) from and including April 11, 2013 to and including April 11, 2014, (iv) from and including April 11, 2014 to and including April 11, 2015, and (v) from and including April 11, 2015 to and including April 11, 2016.

Maximum Annual Index Return:	6.65%
Minimum Annual Index Return:	3.00%
Coupon Payment:	For each $1,000 principal amount of Securities, the Coupon Payment will be calculated for each Observation Period as follows: $1,000 x Annual Coupon. Interest will be paid in arrears.
Coupon Payment Dates:
Each year on the anniversary of the Settlement Date; provided that if any such day is not a business day, the relevant Coupon Payment will be made on the next succeeding business day but no interest will accrue from and after the scheduled Coupon Payment Date until the date on which interest is paid.

	Price to Public	Agent’s Commission2	Proceeds to Issuer
Per Security	$1,000	$42.00	$958.00
Total	$	$	$

2For additional information see “Plan of Distribution (Conflicts of Interest)” in this Term Sheet.
(key terms continued on next page)
The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Investing in the Securities involves a number of risks.  See “Risk Factors” beginning on page PS-7 of Product Supplement No. 2-III and “Risk Factors” beginning on page 9 of this Term Sheet. The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Term Sheet or the accompanying Product Supplement, Prospectus Supplement or Prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
RBS Securities Inc.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

Payment at Maturity:
In addition to the final Coupon Payment, the payment at maturity for each Security is based on the performance of the Underlying Index. The cash payment at maturity is calculated as follows:

(i)           if the Index Return is 0% or positive, $1,000;
(ii)          if the Index Return is less than 0% down to and including -20%, $1,000; and
(iii)         if the Index Return is less than -20%, $1,000 plus (Index Return + 20%) × $1,000.

If the Index Return is less than -20% you could lose at maturity up to 80% of your initial principal investment, and the coupon payments that you receive during the term of the Securities may not be sufficient to compensate you for such loss. In addition, if the Index Return is 0% or positive, you will never receive, other than the coupon payments, a payment at maturity greater than the principal amount of $1,000 per Security.

Any payment at maturity is subject to the creditworthiness of The Royal Bank of Scotland N.V. and RBS Holdings N.V., as guarantor.

Index Return:	The Index Return is the percentage change in the value of the Underlying Index over the term of the Securities, calculated as follows: Final Value – Initial Value Initial Value
Initial Value:	The closing value of the Underlying Index on the Pricing Date, subject to certain adjustments as described in Product Supplement No. 2-III.
Final Value:	The closing value of the Underlying Index on the Determination Date, subject to certain adjustments as described in Product Supplement No. 2-III.
Buffer Level:
20% buffer. An Index Return equal to or less than 0% down to and including –20% will not result in the loss of any principal. An Index Return of less than –20% will result in a loss of principal which could be up to 80% of your initial principal investment.

Trustee:	Wilmington Trust Company
Denomination:	$1,000 per Security

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

WHERE YOU CAN FIND MORE INFORMATION

The Royal Bank of Scotland N.V., or RBS N.V., has filed a registration statement (including a Prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this Term Sheet relates. Before you invest, you should read the Prospectus and in that registration statement and other documents, including Product Supplement No. 2-III and Underlying Supplement No. 2-IV, related to this offering that RBS N.V. has filed with the SEC for more complete information about RBS N.V. and the offering of the Securities.

You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBS N.V., any underwriter or any dealer participating in the offering will arrange to send you the Prospectus, Prospectus Supplement, Underlying Supplement No. 2-IV and Product Supplement No. 2-III if you request by calling toll free (866) 747-4332.

You should read this Term Sheet together with the Prospectus dated April 2, 2010, as supplemented by the Prospectus Supplement dated April 2, 2010 relating to our Notes of which these Securities are a part, and the more detailed information contained in Product Supplement No. 2-III dated April 2, 2010 and in Underlying Supplement No. 2-IV dated April 2, 2010.  This Term Sheet, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this Term Sheet and in Product Supplement No. 2-III, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•    Underlying Supplement No. 2-IV dated April 2, 2010:
http://www.sec.gov/Archives/edgar/data/897878/000095010310000973/crt_424b2.pdf

•    Product Supplement No. 2-III  dated April 2, 2010:
http://www.sec.gov/Archives/edgar/data/897878/000095010310000970/crt_424b2.pdf

•    Prospectus Supplement dated April 2, 2010:
http://www.sec.gov/Archives/edgar/data/897878/000095010310001004/crt_dp17140-424b2.pdf

•    Prospectus dated April 2, 2010:
http://www.sec.gov/Archives/edgar/data/897878/000095010310000965/crt_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 897878. As used in this Term Sheet, the “Company,” “we,” “us” or “our” refers to The Royal Bank of Scotland N.V.; “Holdings” refers to RBS Holdings N.V.

Capitalized terms used but not defined in this Term Sheet have the meanings set forth in Product Supplement No. 2-III.

These Securities may not be offered or sold (i) to any person/entity listed on sanctions lists of the European Union, United States or any other applicable local competent authority; (ii) within the territory of Cuba, Sudan, Iran and Myanmar; (iii) to residents of Cuba, Sudan, Iran or Myanmar; or (iv) to Cuban Nationals, wherever located.

We reserve the right to withdraw, cancel or modify any offering of the Securities and to reject orders in whole or in part prior to their issuance.

RBS NotesSM is a service mark of The Royal Bank of Scotland N.V.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

SUMMARY

The following summary does not contain all the information that may be important to you. You should read this summary together with the more detailed information that is contained in Product Supplement No. 2-III, in Underlying Supplement No. 2-IV, and in the accompanying Prospectus and Prospectus Supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the Product Supplement No. 2-III and the “Risk Factors” section beginning on page 9 of this Term Sheet.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

What are the Securities?

The Securities are unsecured and unsubordinated obligations issued by us, The Royal Bank of Scotland N.V., and are fully and unconditionally guaranteed by our parent company, RBS Holdings N.V. The Securities are linked to the performance of the S&P 500® Index, which we refer to as the Underlying Index. The Securities have a term of 5 years.

The Securities are annual reset coupon securities paying an annual coupon. When the Annual Index Return is 0% or positive, the annual coupon will be the Maximum Annual Index Return. If the Annual Index Return is less than 0%, the annual coupon will be the Minimum Annual Index Return, as described below.

The payment at maturity of the Securities is determined based on the performance of the Underlying Index, subject to a buffer, as described below.  If the Index Return is less than 0% down to and including -20%, you will be entitled to receive, other than the coupon payments, only the principal amount of $1,000 per Security at maturity.  In such a case, you will receive no return on your investment, other than the coupon payments, and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.  If the Index Return is less than -20%, you will suffer a loss and you could lose at maturity up to 80% of your initial principal investment, and the coupon payments that you receive during the term of the Securities may not be sufficient to compensate you for such loss.  If the Index Return is 0% or positive, you will receive, other than the coupon payments, only the principal amount of $1,000 per Security at maturity, regardless of how much or how little the value of the Underlying Index may appreciate above the Initial Value.

Any payment on the Securities is subject to the creditworthiness (ability to pay) of The Royal Bank of Scotland N.V., as issuer of the Securities, and RBS Holdings N.V., as guarantor of the issuer’s obligations under the Securities.

What will I receive at maturity of the Securities and how is this amount calculated?

At maturity you will receive, for each $1,000 principal amount of Securities, a cash payment calculated as follows:

(1)    If the Index Return is 0% or positive, $1,000; or

(2)    If the Index Return is less than 0% down to and including -20%, $1,000; or

(3)    If the Index Return is less than -20%, then $1,000 plus (Index Return + 20%) × 1,000.

Accordingly, if the Index Return is less than -20%, at maturity you will receive, other than the coupon payments, less than the principal amount of $1,000 per Security and you could lose at maturity up to 80% of your initial principal investment, and the coupon payments that you receive during the term of the Securities may not be sufficient to compensate you for such loss.  If the Index Return is 0% or positive, you will never receive, other than the coupon payments, a payment at maturity greater than the principal amount of $1,000 per Security.

What is Index Return and how is it calculated?

The Index Return is the percentage change in the value of the Underlying Index calculated as:

Final Value – Initial Value
Initial Value

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

where,

•	the Initial Value is the closing value of the Underlying Index on the Pricing Date; and

•	the Final Value is the closing value of the Underlying Index on the Determination Date.

What coupon payments can I expect on the Securities?

Each coupon payment will equal the product of the principal amount and the applicable coupon rate.  Coupon payments will be made annually on the anniversary of the settlement date; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day but no interest will accrue from and after the scheduled coupon payment date until the date on which interest is paid.  Interest payable on any coupon payment date is payable in arrears.

How is the coupon rate calculated?

For each Observation Period, the coupon rate will be based on the performance of the Underlying Index.  When the Annual Index Return is 0% or positive, the coupon rate will be equal to the Maximum Annual Index Return, which is 6.65%. When the Annual Index Return is less than 0%, the coupon rate is equal to the Minimum Annual Index Return, which is 3.00%.  For each Observation Period, the Annual Index Return will be equal to:

Ending Annual Value – Starting Annual Value
Starting Annual Value

where,

•
the Starting Annual Value is the closing value of the Underlying Index on the applicable Observation Date on which such Observation Period begins, subject to certain adjustments as described in Product Supplement No. 2-III; provided that the Starting Annual Value for the first Observation Period will be equal to the closing value of the Underlying Index on the Pricing Date; and

•
the Ending Annual Value is the closing value of the Underlying Index on the applicable Observation Date on which such Observation Period ends, subject to certain adjustments as described in Product Supplement No. 2-III.

The coupon rate will always be positive and will equal either the Minimum Annual Index Return of 3.00%, or the Maximum Annual Index Return of 6.65%, regardless of how much the value of the Underlying Index may appreciate above the Starting Annual Value.

The Observation Periods are the following annual periods: (i) from and including April 11, 2011 to and including April 11, 2012, (ii) from and including April 11, 2012 to and including April 11, 2013, (iii) from and including April 11, 2013 to and including April 11, 2014; (iv) from and including April 11, 2014 to and including April 11, 2015, and (v) from and including April 11, 2015 to and including April 11, 2016.

The Observation Dates are April 11, 2012, April 11, 2013, April 11, 2014, April 11, 2015 and April 11, 2016, subject to postponement upon the occurrence of a Market Disruption Event.

If a scheduled Observation Date is not a Trading Day, or if a Market Disruption Event has occurred on such Trading Day, the Observation Date shall be the immediately succeeding Trading Day; provided that the Observation Date shall be no later than the second scheduled Trading Day prior to the end of the relevant Observation Period, notwithstanding the occurrence of a Market Disruption Event on such second scheduled Trading Day or such second scheduled Trading Day is not a Trading Day.  For information about what constitutes a Market Disruption Event, see “Description of Securities — Market Disruption Events” in Product Supplement No. 2-III.

If a Market Disruption Event occurs on such second scheduled Trading Day prior to the end of the relevant Observation Period or such scheduled Trading Day is not a Trading Day, the calculation agent will determine the Ending Annual Value in accordance with the formula for calculating the value of the Underlying Index last in effect prior to the commencement of the Market Disruption Event, using the Ending Annual Value (or, if trading in the relevant securities

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

has been materially suspended or materially limited, its good faith estimate of the Ending Annual Value that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the Underlying Index.

Will I get my principal back at maturity?

You could lose up to 80% of your principal investment in the Securities. Subject to the creditworthiness of The Royal Bank of Scotland N.V., as the issuer of the Securities, and RBS Holdings N.V., as the guarantor of the issuer’s obligations under the Securities, you will receive at maturity, other than the coupon payments, at least $200 per $1,000 principal amount of Securities, regardless of the closing value of the Underlying Index on the Determination Date. If the Index Return is less than -20% over the term of the Securities, you will lose some of your initial principal investment and you could lose at maturity as much as 80% of your initial principal investment, and the coupon payments that you receive during the term of the Securities may not be sufficient to compensate you for such loss.

However, if you sell the Securities prior to maturity, you will receive, other than the coupon payments, the market price for the Securities, which could be zero. There may be little or no secondary market for the Securities. Accordingly, you should be willing to hold your securities until maturity.

Can you give me examples of the payment at maturity?

Example 1: If, for example, in a hypothetical offering, the Initial Value is 1,100 and the Final Value is 1,760, then the Index Return would be calculated as follows:
Final Value – Initial Value
Initial Value
or
1,760 – 1,100 = 60.00%
1,100
In this hypothetical example, the Index Return is positive. Therefore, the payment at maturity will be the principal amount of $1,000 per Security. In this hypothetical example, the Index Return was 60.00% but you would have received, other than the coupon payments, no return over the term of the Securities and you would not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.

Example 2: If, for example, in a hypothetical offering, the Initial Value is 1,100 and the Final Value is 1,045, then the Index Return would be calculated as follows:
Final Value – Initial Value
Initial Value
or
1,045 – 1,100 = -5.00%
1,100
In this hypothetical example, the Index Return is negative. Since the Index Return is less than 0% but more than -20% you would receive, other than the coupon payments, the principal amount of $1,000 per Security at maturity.

In this hypothetical example, the Index Return was -5.00% and you would not have lost any of your initial principal investment because the Index Return was negative but not less than -20%. In this hypothetical example you would not have received, other than the coupon payments, any return on your initial principal investment and you would not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.

Example 3: If, for example, in a hypothetical offering, the Initial Value is 1,100 and the Final Value is 655, then the Index Return would be calculated as follows:
Final Value – Initial Value
Initial Value
or
655 – 1,100 = -40.45%
1,100

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

In this hypothetical example, the Index Return is negative and is less than -20%. Therefore, payment at maturity will be calculated as:

$1,000 + [(Index Return + 20%) × $1,000]; or

$1,000 + [(-40.45% + 20%) × $1,000] = $795.50

Therefore, in this hypothetical example, you would receive at maturity, other than the coupon payments, a total payment of $795.50 for each $1,000 principal amount of Securities. In this hypothetical example, the Index Return was -40.45% but you would have lost 20.45% of your initial principal investment over the term of the Securities, and the coupon payments that you would receive during the term of the Securities may not be sufficient to compensate you for such loss.

These examples are for illustrative purposes only. It is not possible to predict the Final Value of the Underlying Index on the Determination Date or at any other time during the term of the Securities. The Final Value is subject to adjustment as set forth in “Description of Securities — Discontinuance of the Underlying Index; Alteration of Method of Calculation” in the related Product Supplement.

In this Term Sheet, we have also provided under the heading “Hypothetical Return Analysis of the Securities – Payment at Maturity” the total return of owning the Securities through maturity for various closing values of the Underlying Index on the Determination Date.

Can you give me examples of the coupon payments?

We have provided examples of hypothetical coupon payments payable on the Securities under the heading “Hypothetical Return Analysis of the Securities – Coupon Payments.”

Is there a limit on how much I can earn over the term of the Securities?

Yes. If the Securities are held to maturity and the Underlying Index is unchanged or appreciates, the total amount payable at maturity per Security, other than the coupon payments, is $1,000.00. This means no matter how much the Underlying Index may appreciate above the Initial Value, you will receive, other than the coupon payments, no return.

What is the minimum required purchase?

You may purchase Securities in minimum denominations of $1,000 or in integral multiples thereof.

Is there a secondary market for Securities?

The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and, as such, information regarding independent market pricing for the Securities may be extremely limited. You should be willing to hold your Securities until the maturity date.

Although it is not required to do so, we have been informed by our affiliate that when this offering is complete, it intends to make purchases and sales of the Securities from time to time in off-exchange transactions. If our affiliate does make such a market in the Securities, it may stop doing so at any time.

In connection with any secondary market activity in the Securities, our affiliate may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time. Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices. Investors should contact their brokerage firm for further information.

In addition, the issue price of the Securities includes the selling agents’ commissions paid with respect to the Securities and certain costs associated with hedging our obligations under the Securities. The cost of hedging includes the profit component built into the price we paid for the hedge. The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See “Risk Factors — The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices” and “Use of Proceeds” in Product Supplement No. 2-III.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

What is the relationship between The Royal Bank of Scotland N.V., RBS Holdings N.V. and RBS Securities Inc.?

   RBS Securities Inc., which we refer to as RBSSI, is an affiliate of The Royal Bank of Scotland N.V. and RBS Holdings N.V. RBSSI will act as calculation agent for the Securities, and is acting as agent for this offering. RBSSI will conduct this offering in compliance with the requirements of FINRA 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate. See “Risk Factors — Potential Conflicts of Interest between Holders of Securities and the Calculation Agent” and “Plan of Distribution (Conflicts of Interest)” in Product Supplement No. 2-III.

Tell me more about The Royal Bank of Scotland N.V. and RBS Holdings N.V.

The Royal Bank of Scotland N.V. is the new name of ABN AMRO Bank N.V.

RBS Holdings N.V. is the new name of ABN AMRO Holding N.V.

On February 6, 2010, ABN AMRO Bank N.V. changed its name to The Royal Bank of Scotland N.V. and on April 1, 2010 ABN AMRO Holding N.V. changed its name to RBS Holdings N.V.

The name changes are not changes of the legal entities that will issue and guarantee, respectively, the Securities referred to herein, and the name changes do not affect any of the terms of the Securities.  The Securities will continue to be issued by The Royal Bank of Scotland N.V. and to be fully and unconditionally guaranteed by The Royal Bank of Scotland N.V.’s parent company, RBS Holdings N.V.

While the name “ABN AMRO Bank N.V.” is used by a separate legal entity, which is owned by the State of the Netherlands (the “Dutch State”), neither the separate legal entity named ABN AMRO Bank N.V. nor the Dutch State will, in any way, guarantee or otherwise support the obligations under the Securities.

The Royal Bank of Scotland N.V. and RBS Holdings N.V. are both affiliates of The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc; however, none of The Royal Bank of Scotland plc, The Royal Bank of Scotland Group plc or the UK government, in any way, guarantees or otherwise supports the obligations under the Securities.

For additional information, see “The Royal Bank of Scotland N.V. and RBS Holdings N.V.” in the accompanying prospectus dated April 2, 2010.

What if I have more questions?

You should read “Description of Securities” in Product Supplement No. 2-III for a detailed description of the terms of the Securities. RBS N.V. has filed a registration statement (including a Prospectus and Prospectus Supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and Prospectus Supplement in that registration statement and other documents RBS N.V. has filed with the SEC for more complete information about RBS N.V. and the offering of the Securities. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, RBS N.V., any underwriter or any dealer participating in the offering will arrange to send you the Prospectus and Prospectus Supplement if you request it by calling toll free (866) 747-4332.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

RISK FACTORS

There are important differences between the Securities and a conventional debt security.  An investment in the Securities involves significant risks, including those listed below.  You should carefully review the more detailed explanation of risks relating to the securities in the “Risk Factors” sections beginning on page PS-7 of Product Supplement No. 2-III.  We also urge you to consult with your investment, legal, accounting, tax, and other advisors before you invest in the securities.

Market Risk, Capped Principal Return

Other than the coupon payments payable on the coupon payment dates, the only return, if any, that you will be entitled to receive on the Securities will be the payment at maturity.  If the Index Return is less than 0% down to -20%, you will be entitled to receive, other than the coupon payments, only the principal amount of $1,000 per Security at maturity.  In such a case, you will receive no return on your principal investment, other than the coupon payments, and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.  If the Index Return decreases more than 20%, you could lose up to 80% of your initial principal investment, and the coupon payments that you receive during the term of the Securities may not be sufficient to compensate you for such loss.  If the Index Return is zero (0%) or positive, you will receive, other than the coupon payments, no return regardless of how much the Underlying Index may appreciate above its Initial Value.

Your Yield May Be Less Than the Yield on a Conventional Debt Security of Comparable Maturity

The yield that you will receive on the Securities on the coupon payment dates, together with any payment that you receive at maturity, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date.  As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors that affect the time value of money, including inflation.

Credit Risk

The Securities are issued by RBS N.V. and guaranteed by RBS Holdings N.V., RBS N.V.’s parent company. As a result, investors in the Securities assume the credit risk of RBS N.V. and that of RBS Holdings N.V. in the event that RBS N.V. defaults on its obligations under the Securities.  This means that if RBS N.V. and RBS Holdings N.V. fail, become insolvent, or are otherwise unable to pay their obligations under the Securities, you could lose some or all of your initial principal investment.

Although We Are a Bank, the Securities Are Not Bank Deposits and Are Not Insured or Guaranteed by the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any Other Government Agency

The Securities are our obligations but are not bank deposits.  In the event of our insolvency the Securities will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other governmental agency.

Principal Risk

Return of principal on the Securities is only guaranteed up to $200 per $1,000 principal amount of Securities. Any payment required by the terms of the Securities is subject to our creditworthiness and the creditworthiness of Holdings. If the Index Return decreases by more than 20% during the term of the Securities, the amount of cash paid to you at maturity will be less than the principal amount of the Securities, subject to a minimum return of $200 per $1,000 principal amount of Securities.

Liquidity Risk

The Securities will not be listed on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing of the Securities may be very limited or non-existent. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

It is important to note that many factors will contribute to the secondary market value of the Securities, and you may not receive your full principal back if the Securities are sold prior to maturity. Such factors include, but are not limited to, time to maturity, the level of the Underlying Index, volatility and interest rates.

In addition, the price, if any, at which our affiliate or another party is willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions, discounts or mark-ups paid with respect to the Securities, as well as the cost of hedging our obligations under the Securities.

Holdings of the Securities by Our Affiliates and Future Sales

Certain of our affiliates may purchase for investment the portion of the Securities that has not been purchased by investors in a particular offering of Securities, which initially they intend to hold for investment purposes. As a result, upon completion of such an offering, our affiliates may own up to 15% of the aggregate face amount of the Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. For example, our affiliates may attempt to sell the Securities that they had been holding for investment purposes at the same time that you attempt to sell your Securities, which could depress the price, if any, at which you can sell your Securities. Moreover, the liquidity of the market for the Securities, if any, could be substantially reduced as a result of our affiliates holding the Securities. In addition, our affiliates could have substantial influence over any matter subject to consent of the security holders.

Potential Conflicts of Interest

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. While the Securities are outstanding, we or any of our affiliates may carry out hedging activities related to the Securities, including in the stocks that comprise the Underlying Index or instruments related to the Underlying Index. We or our affiliates may also trade in the stocks that comprise the Underlying Index or instruments related to the Underlying Index or the stocks that comprise the Underlying Index from time to time. Any of these activities could affect the value of the Underlying Index and, therefore, the value of the Securities.

You Will Not Have Rights in the Stocks that Comprise the Underlying Index

As an owner of the Securities, you will not have rights that holders of the stocks that comprise the Underlying Index have, including the right to vote or receive dividends.

Uncertain Tax Treatment

Please read carefully the section in this Term Sheet entitled “United States Federal Income Taxation.”  Although the tax consequences of an investment in the Securities are uncertain, we believe it is reasonable to treat the Securities as prepaid financial contracts for U.S. federal income tax purposes.  Due to the absence of authorities that directly address instruments that are similar to the Securities, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are uncertain.  We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the treatment described herein.  Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments, some of which are discussed below) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Recent Tax Developments

Recently enacted legislation requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns, generally for tax years beginning in 2011, unless a regulatory exemption is provided.  Prospective investors should consult their tax advisors regarding this legislation.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

HYPOTHETICAL RETURN ANALYSIS OF THE SECURITIES

Payment at Maturity

The following table and examples illustrate potential return scenarios, with respect to the payment at maturity, on a Security that is held to maturity by an investor who purchases the Securities on the original issue date. These examples are based on various assumptions, including hypothetical values of the Underlying Index, set forth below. We cannot, however, predict the value of the Underlying Index on the Determination Date or at any other time in the future. Therefore, the table and examples set forth below are for illustrative purposes only and the returns, with respect to the payment at maturity, set forth may not be the actual returns applicable to a holder of the Securities. Moreover, the Underlying Index may not appreciate or depreciate over the term of the Securities in accordance with any of the hypothetical examples below, and the size and frequency of any fluctuations in the value of the Underlying Index over the term of the Securities, which we refer to as the volatility of the Underlying Index, may be significantly different than the volatility implied by any of these examples.

Assumptions

Hypothetical Initial Value:
1,313.80, the closing value of the Underlying Index on March 25, 2011.  This is a hypothetical Initial Value to demonstrate the hypothetical payment at maturity only.  The actual payment at maturity will depend on the actual Initial Value, which will be set on the Pricing Date.

Term of the Securities:		5 years
Principal Amount per Security:		$1,000
Annual Coupon
For each Observation Period, if the Annual Index Return is 0% or positive, the Maximum Annual Index Return of 6.65%; if the Annual Index Return is less than 0%, the Minimum Annual Index Return of 3.00%.

Buffer Level:		20%
Hypothetical Final Value	Hypothetical Index Return(a)	Hypothetical Payment at Maturity without Annual Coupon or Buffer(b)(c)	Hypothetical Total Coupon Payments(f)	Hypothetical Total Return on each Security with Annual Coupon and Buffer
				($) (c) (d)	(%)(e)
2627.60	100.00%	$2,000.00	$186.50	$1,186.50	18.65%
2496.22	90.00%	$1,900.00	$186.50	$1,186.50	18.65%
2364.84	80.00%	$1,800.00	$186.50	$1,186.50	18.65%
2233.46	70.00%	$1,700.00	$186.50	$1,186.50	18.65%
2102.08	60.00%	$1,600.00	$186.50	$1,186.50	18.65%
1970.70	50.00%	$1,500.00	$186.50	$1,186.50	18.65%
1839.32	40.00%	$1,400.00	$186.50	$1,186.50	18.65%
1707.94	30.00%	$1,300.00	$186.50	$1,186.50	18.65%
1576.56	20.00%	$1,200.00	$186.50	$1,186.50	18.65%
1313.80	0.00%	$1,000.00	$186.50	$1,186.50	18.65%
1182.42	-10.00%	$ 900.00	$150.00	$1,150.00	15.00%
1051.04	-20.00%	$ 800.00	$150.00	$1,150.00	15.00%
919.66	-30.00%	$ 700.00	$150.00	$1,050.00	5.00%
788.28	-40.00%	$ 600.00	$150.00	$ 950.00	-5.00%
656.90	-50.00%	$ 500.00	$150.00	$ 850.00	-15.00%
525.52	-60.00%	$ 400.00	$150.00	$ 750.00	-25.00%
394.14	-70.00%	$ 300.00	$150.00	$ 650.00	-35.00%
262.76	-80.00%	$ 200.00	$150.00	$ 550.00	-45.00%
131.38	-90.00%	$ 100.00	$150.00	$ 450.00	-55.00%
0.00	-100.00%	$ 0.00	$150.00	$ 350.00	-65.00%

Please see footnotes on next page.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

(a)	The Index Return for each $1,000 principal amount of Securities will be equal to:

Final Value – Initial Value
Initial Value

where,

•	the Initial Value is the closing value of the Underlying Index on the Pricing Date; and
•	the Final Value is the closing value of the Underlying Index on the Determination Date.

(b)
This column shows the cash return you would receive if there was no annual coupon or buffer and your payment at maturity directly reflected the performance of the Underlying Index. The buffer is 20% and the annual coupon is a minimum of 3.00% and a maximum of 6.65%.

(c)	At maturity you will receive, other than the coupon payments, for each $1,000 principal amount of Securities, a cash payment calculated as follows:

(1)	if the Index Return is 0% or positive, $1,000;

(2)	if the Index Return is less than 0% and down to and including -20%, $1,000; and

(3)	if the Index Return is less than -20%, $1,000 plus [(Index Return + 20%) x $1,000].

You could lose a substantial portion of your principal investment in the Securities. If the Index Return is less than -20% you could lose at maturity up to 80% of your initial principal investment, and the coupon payments that you receive during the term of the Securities may not be sufficient to compensate you for such loss. In addition, you will never receive, other than the coupon payments, a payment at maturity greater than the principal amount of $1,000 per Security.

(d)
The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax advisor regarding whether owning the Securities is appropriate for your tax situation. See the sections titled “Risk Factors” and “Taxation” in this Term Sheet.

(e)	Represents the percentage total return on each Security.

(f)
In this hypothetical example where the hypothetical Final Value is equal to or above the hypothetical Initial Value we have assumed that the hypothetical Annual Index Return was (1) less than 0% for the first four Observation Periods resulting in a 3.00% Annual Index Return, and (2) 0% or positive for the fifth Observation Period resulting in an 6.65% Annual Index Return, for a total payment of $186.50 over the term of the Notes.  Where the hypothetical Final Value fell below the hypothetical Initial Value, we have assumed that the hypothetical Annual Index Return was less than 0% for all five Observation Periods resulting in a 3.00% Annual Index Return for a total payment of $150.00 over the term of the Notes.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

Coupon Payments

Example 1: If, for example, in a hypothetical offering, for the first Observation Period, the Starting Annual Value is 1,100 and the Ending Annual Value is 1,300, then the Annual Index Return would be calculated as follows:

Ending Annual Value – Starting Annual Value
Starting Annual Value
or
1,300 – 1,100 = 18.18%
1,100

In this hypothetical example, the Annual Index Return is positive.  Therefore, the coupon payment for the Observation Period will be $1,000 times the Maximum Annual Index Return of 6.65%, which is $66.50.

In this hypothetical example, the Annual Index Return was 18.18% but you would have received only an annual coupon of 6.65% for the Observation Period.  If the Annual Index Return is greater than the Maximum Annual Index Return, you will receive only the Maximum Annual Index Return regardless of how much or how little the Underlying Index appreciates over the Starting Annual Value.

Example 2: If, for example, in the same hypothetical offering, for the second Observation Period, the Starting Annual Value is 1,300 and the Ending Annual Value is 1,365, then the Annual Index Return would be calculated as follows:

Ending Annual Value – Starting Annual Value
Starting Annual Value
or
1,365 – 1,300 = 5.00%
1,300

In this hypothetical example, the Annual Index Return is positive.  Therefore, the coupon payment for the Observation Period will be $1,000 times the Maximum Annual Index Return of 6.65%, which is $66.50.

Example 3: If, for example, in the same hypothetical offering, for the third Observation Period, the Starting Annual Value is 1,365 and the Ending Annual Value is 1,365, then the Annual Index Return would be calculated as follows:

Ending Annual Value – Starting Annual Value
Starting Annual Value
or
1,365 – 1,365 = 0.00%
1,365

In this hypothetical example, the Annual Index Return is 0%.  Therefore, the coupon payment for the Observation Period will be $1,000 times the Maximum Annual Index Return of 6.65%, which is $66.50.

Example 4: If, for example, in the same hypothetical offering, for the fourth Observation Period, the Starting Annual Value is 1,365, the Ending Annual Value is 975, then the Annual Index Return would be calculated as follows:

Ending Annual Value – Starting Annual Value
Starting Annual Value
or
975 – 1,365 = -28.57%
1,365

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

In this hypothetical example, the Annual Index Return is negative.  Therefore, the coupon payment for the Observation Period will be $1,000 times the Minimum Annual Index Return of 3.00%, which is $30.00.

In this hypothetical example, the Annual Index Return was -28.57% but you would have received an annual coupon of 3.00% for the Observation Period.  If the Annual Index Return is less than the Minimum Annual Index Return, you will receive the Minimum Annual Index Return regardless of how much or how little the Underlying Index depreciates over the Starting Annual Value.

These examples are for illustrative purposes only. It is not possible to predict the Final Value of the Underlying Index on the Determination Date or at any other time during the term of the Securities. The Final Value is subject to adjustment as set forth in “Description of Securities — Discontinuance of the Underlying Index; Alteration of Method of Calculation” in the related Product Supplement.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

THE UNDERLYING INDEX

The S&P 500® Index

The S&P 500® Index, which is calculated, maintained and published by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., or S&P, consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of the 500 similar companies during the base period of the years 1941 through 1943. For more information on the S&P 500® Index, see the information set forth under “The S&P 500® Index” in the accompanying Underlying Supplement No. 2-IV.

License Agreement

S&P has entered into a non-transferable, non-exclusive license agreement granting us and certain of our affiliated or subsidiary companies, in exchange for a fee, the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the securities.

The license agreement between S&P and us provides that the following language must be set forth in this Term Sheet:

The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services, LLC.  S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500® Index to track general stock market performance.  S&P’s only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to us or the securities.  S&P has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the S&P 500® Index.  S&P is not responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P NOR ITS AFFILIATES GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P AND ITS AFFILIATES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P OR ITS AFFILIATES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s”, “S&P”, S&P 500”, “Standard & Poor’s 500”, and “500” are trademarks of Standard & Poor’s and have been licensed for use by us.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

HISTORICAL INFORMATION

The following chart sets forth the weekly historical performance of the S&P 500® Index in the period from March 25, 2006 through March 25, 2011.  The closing level of the S&P 500® Index on March 25, 2011 was 1,313.80.  We obtained the closing levels below from Bloomberg, without independent verification.  We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

These historical values for the S&P 500® Index are not indicative of the future performance of the S&P 500® Index or what the value of the securities will be.  Any historical upward or downward trend in the value of the S&P 500® Index during any period set forth below is not an indication that the S&P 500® Index is more or less likely to increase or decrease at any time during the term of the securities.  You cannot predict the future performance of the securities or the S&P 500® Index based on the historical performance of the S&P 500® Index.  Neither we nor RBS Holdings can guarantee that the value of the S&P 500® Index will increase.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

UNITED STATES FEDERAL INCOME TAXATION

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the Securities. It applies only to an investor who holds the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this Term Sheet may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the Securities as a part of a hedging transaction, straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. investors who are present in the United States for 183 days or more in the taxable year in which their Securities are sold or retired.

In addition, we will not attempt to ascertain whether any entity included in the Underlying Index would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax adviser regarding the possible consequences to you if any such entity is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Although the tax consequences of an investment in the Securities are uncertain, we believe it is reasonable to treat the Securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the Securities, significant aspects of the U.S. federal income tax consequences of an investment in the Securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments, some of which are discussed below) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the Securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the Securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should be taxable on the annual coupon payments as they are received or accrued in accordance with your normal method of accounting for such payments for U.S. federal income tax purposes.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the Securities, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the Securities. The amount realized may not include the portion of the payment you receive for accrued but unpaid annual coupon payments, which may be treated like a payment of such amounts. Your tax basis in the Securities should equal the amount you paid to acquire them. This gain or loss generally should be capital gain or loss and should be long-term capital gain or loss if you have held the Securities for more than one year, subject to the potential application of the “constructive ownership” regime discussed below. The deductibility of capital losses is subject to certain limitations.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

Possible Alternative Tax Treatments of an Investment in the Securities. Due to the absence of authorities that directly address the proper tax treatment of the Securities, the IRS or a court might not uphold the treatment described above. Alternative U.S. federal income tax treatments of the Securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the Securities. It is possible, for example, that the Securities could be treated as debt instruments issued by us. Under this treatment, the Securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the Securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the Securities, and then make adjustments as actual payments are received. In addition, any income on the sale, exchange or retirement of the Securities would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Alternatively, if a “pass-thru entity” (such as a Fund) is included in the Underlying Index, the Securities could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case the tax consequences of sale, exchange or retirement of the Security could be affected materially and adversely. If a Security were treated in whole or in part as a constructive ownership transaction, all or a portion of any long-term capital gain you would otherwise recognize on a sale, exchange or retirement of the Security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Under Section 1260, the net underlying long-term capital gain is generally the net long-term capital gain a taxpayer would have recognized by investing in the underlying pass-thru entity at the inception of the constructive ownership transaction and selling that investment on the date the constructive ownership transaction is closed (i.e., at maturity or earlier disposition). Assuming Section 1260 were to apply to a Security, it is unclear how the net underlying long-term capital gain would be computed. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held the Security, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years.

Other U.S. federal income tax characterizations of the Securities might also require you to include amounts in income during the term of the Securities and/or might treat all or a portion of the gain or loss on the sale or settlement of the Securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the Securities. For instance, in the case of any reconstitution, rebalancing or recomposition of the Underlying Index, change in methodology of calculating the index or substitution of a successor index could be treated as a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the Securities.

In December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Recent Tax Developments

Recently enacted legislation requires certain individuals who maintain certain “financial accounts” with a “foreign financial institution” to report information about such holdings on their U.S. federal income tax returns, unless a regulatory exemption is provided.  Prospective investors should consult their tax advisors regarding this legislation.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the Securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Tax Treatment Prior to Maturity. Subject to the discussion regarding possible alternative treatments and the backup withholding and information reporting rules below, you should not be subject to U.S. federal income tax with respect to the annual coupon payments, though you may be required to establish you are not a U.S. person, unless such payments are effectively connected with your conduct of a trade or business in the United States.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the Securities should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Tax Consequences under Possible Alternative Treatments. If the Securities were treated as indebtedness, any income from the Securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfied applicable requirements, and (ii) any income from the Securities was not effectively connected with your conduct of a trade or business in the United States.

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” in December 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the Securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the Securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the Securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange or retirement of the Securities will be subject to information reporting unless you are an exempt recipient and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

We do not provide any advice on tax matters. Both U.S. and non-U.S. holders should consult their tax advisors regarding all aspects of the U.S. federal tax consequences of investing in the Securities (including possible alternative treatments and the issues presented by the December 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE ROYAL BANK OF SCOTLAND N.V.
Annual Reset Coupon Securities Linked to the S&P 500® Index Due April , 2016

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed RBS Securities Inc. (“RBSSI”) as agent for this offering. RBSSI has agreed to use reasonable efforts to solicit offers to purchase the Securities. We will pay RBSSI, in connection with sales of the Securities resulting from a solicitation such agent made or an offer to purchase such agent received, a commission of 4.20% of the initial offering price of the Securities. RBSSI has informed us that, as part of its distribution of the Securities, it intends to reoffer the Securities to other dealers who will sell the Securities. Each such dealer engaged by RBSSI, or further engaged by a dealer to whom RBSSI reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities. RBSSI has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount. You can find a general description of the commission rates payable to the agents under “Plan of Distribution (Conflicts of Interest)” in Product Supplement No. 2-III.

RBSSI is an affiliate of ours and RBS Holdings N.V. RBSSI will conduct this offering in compliance with the requirements of FINRA 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distributing the securities of an affiliate. Following the initial distribution of any of these Securities, RBSSI may offer and sell those Securities in the course of its business as a broker-dealer. RBSSI may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. RBSSI may use this Term Sheet and the accompanying Prospectus, Prospectus Supplement, Product Supplement No. 2-III and Underlying Supplement No. 2-IV in connection with any of those transactions. RBSSI is not obligated to make a market in any of these Securities and may discontinue any market-making activities at any time without notice.

RBSSI or an affiliate of RBSSI will enter into one or more hedging transactions with us in connection with this offering of Securities.  See “Use of Proceeds” in Product Supplement No. 2-III.

To the extent that the total aggregate face amount of the Securities being offered by this Term Sheet is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion, and to hold such Securities for investment purposes. See “Holdings of the Securities by our Affiliates and Future Sales” under the heading “Risk Factors” in this Term Sheet and in the Product Supplement No. 2-III.

CLEARANCE AND SETTLEMENT

We may deliver the securities against payment therefor on a date that is greater than three business days following the pricing date.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree to otherwise.  Accordingly, if the initial settlement of the securities occurs more than three business days from the pricing date, purchasers who wish to trade the securities more than three business days prior to the original issue date of the securities will be required to specify alternative arrangements to prevent a failed settlement.